U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential, for Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material under Rule 14a-12

SURFACE COATINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies: Common Stock
2.  Aggregate number of securities to which transaction applies: 5,429,000
3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.  Proposed maximum aggregate value of transaction:
5.  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

SURFACE COATINGS, INC.
2007A Industrial Blvd.
Rockwall, Texas 75087
(972) 576-0066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Surface Coatings, Inc., a Nevada corporation, will hold its Annual Meeting of Stockholders at 2010 Industrial, Suite 605, Rockwall, Texas 75087 on December 22, 2009. We are holding the meeting for the following purposes:

1)  To elect members of the Board of Directors, whose terms are described in this e proxy statement;

2)  To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of Surface Coatings common stock at the close of business on November 17, 2009, are entitled to vote at the meeting. The Board urges Stockholders to vote "FOR" Item 1 and solicits your vote.

In addition to the proxy statement, proxy card and voting instructions, a copy of Surface Coatings’s annual report on Form 10-K and quarterly reports on Form 10-Q, which are not part of the proxy soliciting material is enclosed.

It is important that your shares be represented and voted at the meeting. We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. Simply sign the return card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided to us at the address first written above. Of course, you may also vote your shares in person at the Annual Meeting.

By Order of the Board of Directors,

_____________________
RIchard Pietrykowski
President

November 5, 2009

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Surface Coatings, Inc., a Nevada corporation, to be voted at our Annual Meeting of Stockholders, to be held on December 22, 2009, and at any meeting following postponement or adjournment of the Annual meeting.

You are cordially invited to attend the annual meeting, which will begin at 8:45 AM. The meeting will be held at 2010 Industrial, Suite 605, Rockwall, Texas 75087. Stockholders will be admitted beginning at 8:30 AM. The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

You will need an admission ticket to enter the meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the annual meeting, please retain the admission ticket. A map and directions to the annual meeting are printed on the admission ticket.

If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the annual meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, Signature Stock Transfer, Inc., 2632 Coachlight Court, Plano, Texas 75093, (972) 612-4120. If you arrive at the annual meeting without an admission ticket, we will admit you if we are able to verify that you are a stockholder of Surface Coatings, Inc.

We are first mailing this proxy statement, the proxy card and voting instructions on November 19, 2009, to persons who were stockholders at the close of business on November 17, 2009, the record date for the meeting.

IMPORTANT--PLEASE READ

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience by mail using the enclosed envelope. This will ensure the presence of a quorum at the Annual Meeting and will save us the expense of additional solicitation. Sending in your proxy card and voting will not prevent you from voting your shares at the Annual Meeting, or changing your vote, if you desire to do so. It will also help us provide adequate seating if you note that you will attend. Your proxy is revocable at your option in the manner described in the Proxy Statement.

PROXIES AND VOTING PROCEDURES

You can vote your shares by completing and returning a proxy card or, if you hold your shares in "street name," a voting instruction form.

If your shares are held in "street name," you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

If you hold your shares through a broker, your shares may be voted even if you do not attend the annual meeting.

Abstentions and broker non-votes do not have the effect of votes in opposition to a director. Abstentions are also counted towards determining a quorum.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the annual meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

STOCKHOLDERS ENTITLED TO VOTE

You are entitled to vote at the annual meeting all shares of our common stock that you held as of the close of business on the record date. Each share of our common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On November 17, 2009, the record date, there were 5,429,000 shares of common stock outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 2010 Industrial, Suite 605, Rockwall, Texas 75087 between the hours of 10:00 a.m. and 5:00 p.m. local time.

REQUIRED VOTE

The presence, in person or by proxy, of the holders a majority of the shares of a voting group entitled to vote at the annual meeting, shall constitute a quorum of that voting group, which is required in order to transact business at the meeting.

COST OF PROXY DISTRIBUTION AND SOLICITATION

Surface Coatings, Inc. will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of Surface Coatings, Inc. in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of Surface Coatings, Inc., who will receive no additional compensation for soliciting. In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Surface Coatings, Inc. stock.

PROPOSAL 1 -

PROPOSAL FOR THE ELECTION OF DIRECTORS

The Board of Directors was comprised of two directors. John Donahoe is not standing for reelection. Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. Our current director Richard Pietrykowski is standing for reelection, and if he is elected, will be our sole director. If he is elected, we will have only one director, who will also be our Chief Executive and Financial Officer and therefore there are no family relationships among our directors or executive officers. Provided below is a brief description of our director's business experience during the past five years and an indication of directorships he has held in other companies subject to the reporting requirements under the Federal securities laws. Our director will serve until the next annual meeting of shareholders and until his successor(s) are elected and qualified, or until his earlier death, retirement, resignation or removal.

Information with Respect to Director Nominees:

Richard Pietrykowski. Mr. Pietrykowski entered the U.S. Air Force upon graduation from high school in 1966.  He served on active duty for seven years as an aircraft weapons technician, a computer maintenance specialist, and as a technical instructor.  After receiving an honorable discharge in 1973 he joined a daily newspaper in West Bend, Wisconsin as Systems and Production Manager.  In 1981 Mr. Pietrykowski was recruited by a specialty printing company in Milwaukee, Wisconsin as National Systems and Production Manager.  In 1989 Mr. Pietrykowski was hired as the Electric Prepress Manager for a color trade shop in Madison, Wisconsin where he was employed for four years.  He then joined Perry Printing, a magazine and catalog printer as the Prepress Systems Engineer.  He remained with Perry Printing for four years and in 1997 Mr. Pietrykowski was recruited by Serigraph, Inc in West Bend, Wisconsin.  He was with Serifraph, Inc. for seven years. During that time he served as Director of Graphic Services and Director of Digital Printing for Serigraph. Additionally, he served as General Manager of Serigraph's subsidiary company, Carvel Print, in Queretaro, Mexico for over a year as part of a turnaround team. Following Serigraph, Mr. Pietrykowski provided Electronic Prepress Systems and Prepress Operations Management consulting services to Discover Color and Imperial Lithograph in Madison and Milwaukee, Wisconsin, respectively.  In August of 2005 he founded Surface Armor, LLC that is wholly owned by Surface Coatings, Inc., for which he serves as President.

Pursuant to our Articles of Incorporation, this proposal can be approved by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NAMED DIRECTOR.

EXECUTIVE OFFICERS

The following table and text set forth the names and ages of Surface Coatings Corporation's executive officers as of October 31, 2009. A brief description of our executive officer and an indication of the directorships, if any, he held in other companies subject to the reporting requirements under the Federal securities laws is provided above within Proposal 1.

Name	Age	Position
Richard Pietrykowski	61	Chief Executive Officer, ChiefFinancial Officer, President,
		Secretary and Director
		Served since December 2006

GOVERNANCE OF SURFACE COATINGS, INC.

Due to our lack of operations and size, we have not designated an Audit Committee. Furthermore, we are currently quoted on the OTC Bulletin Board, which is sponsored by the NASD, under the symbol "TAAA.OB" and the OTCBB does not have any listing requirements mandating the establishment of any particular committees. Our board of directors acts as our Audit Committee and performs equivalent functions, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. For these same reasons, we did not have any other separate committees during fiscal year ended December 31, 2007; all functions of a nominating committee, audit committee and compensation committee are currently performed by our director.

Our Board believes that, considering our size and the members of our Board, decisions relating to director nominations can be made on a case-by-case basis by all members of the board without the formality of a nominating committee or a nominating committee charter. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

The Board does not have an express policy with regard to the consideration of any director candidates recommended by shareholders since the Board believes that it can adequately evaluate any such nominees on a case-by-case basis. The Board will consider director candidates proposed in accordance with the procedures set forth below under "Shareholder Proposals for 2009 Annual Meeting," and will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Although the Board does not currently have any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the board of directors.

We have not received any recommendations for a director nominee from any shareholder.

Financial Expert

We do not have a qualified financial expert at this time because we have not been able to hire a qualified candidate and because we do not have the financial resources to afford such an expert. However, we intend to continue to search for a qualified individual for hire.

Board Independence

We only have one director, who is also our sole executive officer. Accordingly, we do not have any "independent" directors, as that term is defined in Section 121(A) of the American Stock Exchange's Listing Standards. Since the OTC Bulletin Board does not require that a majority of our directors be independent, we are required to apply the definition of "independent" used by an exchange that does have such a requirement, such as the American Stock Exchange.

Directors Attendance at Meetings

During fiscal year ended December 31, 2008 the Board held four meetings and our director attended such meetings. Since we do not have separate committees, no committee meetings were held during fiscal year ended December 31, 2008, but any such issues were discussed at the Board Meetings.

We intend to schedule a Board meeting in conjunction with our Annual Meeting and expect that our director will attend, absent a valid reason, such as a schedule conflict.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who beneficially own more than 10% of our common stock to send reports of their ownership of shares of common stock and changes in ownership to us and the SEC. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the 2008 fiscal year were made on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTION

None.

LEGAL PROCEEDINGS

We are not a party to any material legal proceeding and to our knowledge; no such proceeding is currently contemplated or pending.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Surface Coatings, Inc. stockholders who want to communicate with our Board or any individual director can write to:

Surface Coatings, Inc.
2010 Industrial, Suite 605
Rockwall, Texas 75087
Attn: Board Administration

Your letter should indicate that you are a Surface Coatings, Inc. stockholder. Depending on the subject matter, management will:

* Forward the communication to the Director or Directors to whom it is addressed;

* Attempt to handle the inquiry directly, for example where it is a request for information about Surface Coatings, Inc. or it is a stock-related matter; or

* Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

EXECUTIVE AND DIRECTOR COMPENSATION

Our President and director, Richard Pietrykowski,  received $40,000 compensation in 2008 and $30,000 through September 30, 2008. We do not have a retirement or stock option plan for our officers.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board reappointed Malone & Bailey, PC as the independent accounting firm to audit our financial statements for fiscal year ended December 31, 2009. The Hall Group, CPA’s audited our financial statements for years ended 2007 and 2008.

Representatives of The Hall Group CPA’s will not be present at the meeting nor will they be available during that time to respond to any questions.

AUDIT FEES

The fees billed by Malone & Bailey, PC for the indicated services performed during fiscal year ended December 31, 2008 were as follows:

Fiscal Year 2008
Audit and review fees	$17,20800
Audit-related fees	$0
Tax Fees	$0
All other fees	$0

The amounts shown for "Audit and Review fees" were for the audit of our year end financial statements and reviews of our quarterly financial statements for fiscal year ended December 31, 2008 in which they did not audit or issue any report and consultations regarding generally accepted accounting principles.

Our Board of Directors must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Surface Coatings, Inc. by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which should nonetheless be approved by our Board prior to the completion of the audit. Each year the independent auditor's retention to audit our financial statements, including the associated fee, is approved by the Board before the filing of the previous year's annual report on Form 10-KSB. At the beginning of the fiscal year, the Board will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. At each subsequent Board meeting, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Since May 6, 2003, the effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of The Hall Group CPA,s has been approved in advance by the Board, and none of those engagements made use of the de minimus exception to pre-approval contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

BENEFICIAL OWNERSHIP OF SURFACE COATINGS, INC. COMMON STOCK

BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK

The following table sets forth, as of November 7, 2009: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our Common Stock beneficially owned by each such person, and the percent of our Common Stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our Common Stock beneficially owned, and the percentage of our Common Stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Voting Securities (1)

RIchard Pietrykowski
2010 Industrial
Rockwall, Texas 75087	1,800,000 shares	33.16%

John Donahoe
2010 Industrial
Rockwall, Texas 75087	2,700,000 shares	49.73%

All Directors and officers
as a group	4,500,000 shares	82.89%

(1) All Percentages have been rounded up to the nearest one hundredth of one percent.

CHANGES IN CONTROL

To the best of our knowledge, there are no arrangements that could cause a change in our control.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary of Remediation Services, Inc., 2010 Industrial, Suite 605, Rockwall, Texas 75087, not later than November 13, 2009, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

FORM 10-K

On April 14, 2009, we filed with the SEC an annual report on Form 10-K for the fiscal year ended December 31, 2008. A copy of the Form 10-K is incorporated herein by reference and may be found at
http://www.sec.gov/Archives/edgar/data/1393356/000112178109000125/sci10k123108.htm
Upon written request to the Company's Secretary, any of the documents incorporated by reference including the exhibits set forth on the exhibit index of the Form 10-K will be mailed to any person to whom a proxy is delivered, upon written or oral request of such person by first class mail within one business day of receipt of the request, without charge.

DOCUMENTS INCORPORATED BY REFERENCE

In our filings with the SEC, information is sometimes "incorporated by reference." This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information that is superseded or modified by information contained directly in this proxy statement or in any other subsequently filed document that is also incorporated by reference herein. This proxy statement incorporates by reference the information set forth below that the Company has previously filed with the SEC and that is being delivered to you along with this proxy statement.

The following information contained in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 31, 2009 (File No. 333-145831) is incorporated by reference herein:
* Part II, Item 7. Management's  Discussion and Analysis of Financial condition and Results of Operations
* Part II, Item 8. Financial Statements and Supplementary Data
* Part II, Item 9. Changes in and Disagreement with Accountants on Accounting and Financial Disclosure

The following information contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 as filed with the Securities and Exchange Commission on May 15, 2008 (File No. 333-145831) is incorporated by reference herein:
* Part I, Item 1. Financial Statements
* Part I, Item 2. Management's Discussion and Analysis of Financial condition and Results of Operations

The following information contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 as filed with the Securities and Exchange Commission on August 13, 2008 (File No. 333-145831) is incorporated by reference herein:
* Part I, Item 1. Financial Statements
* Part I, Item 2. Management's Discussion and Analysis of Financial condition and Results of Operations

ADMISSION TICKET
SURFACE COATINGS, INC.

2010 Industrial, Suite 605
Rockwall, Texas 75087

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST. NOTE:
If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

Directions to Meeting:

From Dallas:
East on Interstate 30
Exit 70 / FM 549
U turn over the Freeway
Take the westbound service road one and on half miles
Turn right on Industrial
Go one quarter mile
Arrive at 2010 Industrial

PROXY

SURFACE COATINGS, INC.
2010 Industrial, Suite 605
Rockwall, Texas 75087

ANNUAL MEETING OF SHAREHOLDERS - DECEMBER 22, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RIchard Pietrykowski, as proxy of the undersigned, with full power to appoint her substitute, and hereby authorizes her to represent and to vote all the shares of stock of SURFACE COATINGS, INC. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual meeting of Shareholders of SURFACE COATINGS, INC. to be held at 2010 Industrial, Suite 605, Rockwall, Texas 75087, on December 22, 2009 at 8:45 AM and at any adjournment or postponement thereof.

When this proxy is properly executed, the shares to which this proxy relates will be voted as specified. If no contrary instruction is indicated for any proposal, the vote shall be cast in accordance with the recommendation of the Board of Directors. This proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended. If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

This proxy is solicited on behalf of the Board of Directors of SURFACE COATINGS, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS.

Please mark your votes as indicated in this example:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE
ENCLOSED ENVELOPE.

1. To elect RIchard Pietrykowski as director.

FOR  AGAINST    ABSTAIN
[_]              [_]               [_]

Please indicate if you intend to attend this meeting  [_] YES     [_] NO

If address has changed, please check the box and indicate your new address
below    [_]

________________________________

________________________________

________________________________

I/We: [   ]will attend; [   ]will not attend the meeting.

Signature(s)                    Date: ________________, 2009

________________________________

________________________________

PLEASE PRINT YOUR NAME ABOVE

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.